UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 15, 2014

Ryder System, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Florida	1-4364	59-0739250
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11690 NW 105th Street, Miami, Florida		33178
________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(305) 500-3726

Not Applicable
___________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On August 15, 2014, John H. Williford, President - Global Supply Chain Solutions informed the Company of his intention to retire in March 2015. Mr. Williford will continue to serve as President - Global Supply Chain Solutions until his retirement.

Upon Mr. Williford's retirement, the dedicated services business will report directly to Robert Sanchez, the Company's Chairman and Chief Executive Officer. All other supply chain business will remain consolidated under a new President of Supply Chain Solutions who will also report directly to Mr. Sanchez. John Diez, the Company's Senior Vice President - Dedicated Services, will be named as President of Dedicated Services. The Company will conduct a search to evaluate both internal and external candidates to serve as the new President of Supply Chain Solutions.

A press release announcing Mr. Williford's retirement is filed with this report as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibit is furnished as part of this Report on Form 8-K:

Exhibit 99.1: Press Release dated August 19, 2014 announcing the retirement of John H. Williford.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Ryder System, Inc.
August 19, 2014	By:	/s/ Robert D. Fatovic
Name: Robert D. Fatovic
Title: Executive Vice President, Chief Legal Officer and Corporate Secretary